Exhibit E

EXECUTION VERSION

TRUNITY HOLDINGS, INC.
REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (the “Agreement”) is made and entered into as of June 5, 2013 by and between Trunity Holdings, Inc., a Delaware corporation (the “Company”), and Pan-African Investment Company, LLC, a Delaware limited liability company (together with any permitted transferee, the “Purchaser”) and party to that certain Subscription Agreement by and between the Company and the Purchaser, dated as of an even date herewith (the “Subscription Agreement”). Capitalized terms used herein have the respective meanings ascribed thereto in the Subscription Agreement.

The parties hereby agree as follows:

I.	Certain Definitions.

As used in this Agreement, the following terms shall have the following meanings:

“Prospectus” means the prospectus included in any Registration Statement, as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement and by all other amendments and supplements to the prospectus, including post-effective amendments and all material incorporated by reference in such prospectus.

“Register,” “registered” and “registration” refer to a registration made by preparing and filing a Registration Statement or similar document in compliance with the Securities Act (as defined below), and the declaration or ordering of effectiveness of such Registration Statement or document.

“Registrable Securities” means the Shares and Warrant Shares and any capital stock of the Company issued or issuable with respect to the Shares and Warrant Shares as a result of any stock split, stock dividend, recapitalization, exchange or similar event otherwise; provided, that, a security shall cease to be a Registrable Security upon (A) sale pursuant to a Registration Statement or Rule 144 under the Securities Act, or (B) such security becoming eligible for sale by the Purchaser pursuant to Rule 144 without volume restrictions.

“Registration Statement” means any registration statement of the Company filed under the Securities Act that covers the resale of any of the Registrable Securities pursuant to the provisions of this Agreement, amendments and supplements to such Registration Statement, including post-effective amendments, all exhibits and all material incorporated by reference in such Registration Statement.

II.	Registration.

A.	Registration Statements. Promptly following the closing of the purchase and sale of the securities contemplated by the Subscription Agreement (the “Closing Date”) but no later than ninety (90) days after the Closing Date (the “Filing Deadline”), the Company shall prepare and file with the SEC one Registration

Statement on Form S-3 (or such other form as is then available to the Company), covering the resale of the Registrable Securities. Such Registration Statement also shall cover, to the extent allowable under the Securities Act and the rules promulgated thereunder (including Rule 416), such indeterminate number of additional shares of Common Stock resulting from stock splits, stock dividends or similar transactions with respect to the Registrable Securities. The Registration Statement (and each amendment or supplement thereto, and each request for acceleration of effectiveness thereof) shall be provided in accordance with Section 3(c) to the Purchaser and one counsel of its choice prior to its filing or other submission. If a Registration Statement covering the Registrable Securities is not filed with the SEC on or prior to the Filing Deadline, the Company will make payments (in cash or in shares of Common Stock at $0.40 per Share at the Purchaser’s option) to Purchaser, as liquidated damages and not as a penalty, in an amount equal to 0.025% of the aggregate amount invested by Purchaser for each 30-day period or pro rata for any portion thereof following the Filing Deadline for which no Registration Statement is filed with respect to the Registrable Securities. The filing of the Registration Statement shall terminate the existence of any event giving rise to the payment of liquidated damages pursuant to the foregoing sentence. Such payments shall constitute the Purchaser’s exclusive monetary remedy for such events, but shall not affect the right of the Purchaser to seek injunctive relief. Such payments shall be made to Purchaser in cash no later than ten (10) days after the end of each 30-day period.

B.	Expenses. Except as set forth in that certain side letter by and between the Company and Purchaser, if even date herewith, the Company will pay all expenses associated with each registration, including filing and printing fees, the Company’s counsel and accounting fees and expenses, costs associated with clearing the Registrable Securities for sale under applicable state securities law, and listing fees. In no event shall the Company be responsible for any discounts, SECs, fees of underwriters, selling brokers, dealer managers or similar securities industry professionals with respect to the Registrable Securities being sold, or any legal fees or other costs of the holders.

C.	Effectiveness. The Company shall use commercially reasonable efforts to have the Registration Statement declared effective as soon as practicable. The Company shall notify the Purchaser by facsimile or e-mail as promptly as practicable, and in any event, within two (2) Trading Days, after any Registration Statement is declared effective and shall simultaneously provide the Purchaser with copies of any related Prospectus to be used in connection with the sale or other disposition of the securities covered thereby. If (A) a Registration Statement covering the Registrable Securities is not declared effective by the SEC prior to the earlier of (i) five (5) Trading Days after the SEC shall have informed the Company that no review of the Registration Statement will be made or that the SEC has no further comments on the Registration Statement or (ii) the 180th day after the Closing Date, or (B) after a Registration Statement has been declared effective by the SEC, sales cannot be made pursuant to such Registration Statement for any reason (including without limitation by reason of a stop order, or the Company’s failure to update the Registration Statement), but excluding any Allowed Delay (as defined below), then the Company will make payments (in cash or in shares of Common Stock at $0.40 per Share at the Purchaser’s option) to Purchaser, as liquidated damages and not as a penalty, in an amount equal to 0.025% of the aggregate amount invested by Purchaser for each 30-day period or pro rata for any portion thereof following the date by which such Registration Statement should have been effective (the “Blackout Period”). Such payments shall constitute the Purchaser’s exclusive monetary remedy for such events, but shall not affect the right of the Purchaser to seek injunctive relief. The amount payable as liquidated damages pursuant to this paragraph shall be paid monthly within 10 days of the last day of each month following the commencement of the Blackout Period until the termination of the Blackout Period. The Blackout Period shall expire upon the declaration of effectiveness by the SEC of the Registration Statement (if the Blackout Period is covered by clause (A) of this Section 2(C)) or the date on which sale pursuant to the Registration Statement may resume (if the Blackout Period is covered by clause (b) of this Section 2(C)). Such payments shall be made to Purchaser in cash no later than (10) days after the end of each 30-day period.

D.	Rule 415; Cutback If at any time the SEC takes the position that the offering of some or all of the Registrable Securities in a Registration Statement is not eligible to be made on a delayed or continuous basis under the provisions of Rule 415 under the Securities Act or requires Purchaser to be named as an “underwriter,” the Company shall (i) remove from the Registration Statement such portion of the Registrable Securities (the “Cut Back Shares”) and/or (ii) agree to such restrictions and limitations on the registration and resale of the Registrable Securities as the SEC may require to assure the Company’s compliance with the requirements of Rule 415 (collectively, the “SEC Restrictions”); provided, however, that the Company shall not agree to name Purchaser as an “underwriter” in such Registration Statement without the prior written consent of such Purchaser. No liquidated damages shall accrue as to any Cut Back Shares until such date as the Company is able to effect the registration of such Cut Back Shares in accordance with any SEC Restrictions (such date, the “Restriction Termination Date”). From and after the Restriction Termination Date applicable to any Cut Back Shares, all of the provisions of this Section 2 (including the liquidated damages provisions) shall again be applicable to such Cut Back Shares; provided, however, that (i) the Filing Deadline for the Registration Statement including such Cut Back Shares shall be forty-five (45) days after such Restriction Termination Date, and (ii) the date by which the Company is required to obtain effectiveness with respect to such Cut Back Shares under Section 2(c) shall be the 90th day immediately after the filing date of the Registration Statement filed with respect to such Cut Back Shares.

III.	Company Obligations. The Company will use commercially reasonable efforts to effect the registration of the Registrable Securities in accordance with the terms hereof, and pursuant thereto the Company will:

A.	use commercially reasonable efforts to cause such Registration Statement to become effective and to remain continuously effective for a period that will terminate upon the earlier of (i) the date on which all Registrable Securities covered by such Registration Statement as amended from time to time, have been sold, and (ii) the date on which all Registrable Securities covered by such Registration Statement may be sold without volume restrictions pursuant to Rule 144 (the “Effectiveness Period”);

B.	prepare and file with the SEC such amendments and post-effective amendments to the Registration Statement and the Prospectus as may be necessary to keep the Registration Statement effective for the Effectiveness Period and to comply with the provisions of the Securities Act and the Exchange Act with respect to the distribution of all of the Registrable Securities covered thereby;

C.	provide copies to and permit one counsel designated by the Purchaser to review each Registration Statement and all amendments and supplements thereto no fewer than five (5) days prior to their filing with the SEC and not file any document to which such counsel reasonably objects;

D.	furnish to the Purchaser (i) promptly after the same is prepared and publicly distributed, filed with the SEC, or received by the Company (but not later than two (2) Business Days after the filing date, receipt date or sending date, as the case may be) one (1) copy of any Registration Statement and any amendment thereto, each preliminary prospectus and Prospectus and each amendment or supplement thereto, and each letter written by or on behalf of the Company to the SEC or the staff of the SEC, and each item of correspondence from the SEC or the staff of the SEC, in each case relating to such Registration Statement (other than any portion of any thereof which contains information for which the Company has sought confidential treatment), and (ii) such number of copies of a Prospectus, including a preliminary prospectus, and all amendments and supplements thereto and such other documents as Purchaser may reasonably request in order to facilitate the disposition of the Registrable Securities owned by Purchaser that are covered by the related Registration Statement;

E.	use commercially reasonable efforts to (i) prevent the issuance of any stop order or other suspension of effectiveness and, (ii) if such order is issued, obtain the withdrawal of any such order at the earliest possible moment;

F.	prior to any public offering of Registrable Securities, use commercially reasonable efforts to register or qualify or cooperate with the Purchaser and its counsel in connection with the registration or qualification of such Registrable Securities for offer and sale under the securities or blue sky laws of such jurisdictions requested by the Purchaser and do any and all other commercially reasonable acts or things necessary or advisable to enable the distribution in such jurisdictions of the Registrable Securities covered by the Registration Statement; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (i) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(f), (ii) subject itself to general taxation in any jurisdiction where it would not otherwise be so subject but for this Section 3(f), or (iii) file a general consent to service of process in any such jurisdiction;

G.	use commercially reasonable efforts to cause all Registrable Securities covered by a Registration Statement to be listed on each securities exchange, interdealer quotation system or other market on which similar securities issued by the Company are then listed;

H.	immediately notify the Purchaser, at any time prior to the end of the Effectiveness Period, upon discovery that, or upon the happening of any event as a result of which, the Prospectus includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and promptly prepare, file with the SEC and furnish to such holder a supplement to or an amendment of such Prospectus as may be necessary so that such Prospectus shall not include an untrue statement of a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing; and

I.	otherwise use commercially reasonable efforts to comply with all applicable rules and regulations of the SEC under the Securities Act and the Exchange Act, including, without limitation, Rule 172 under the Securities Act, file any final Prospectus, including any supplement or amendment thereof, with the SEC pursuant to Rule 424 under the Securities Act, promptly inform the Purchaser in writing if, at any time during the Effectiveness Period, the Company does not satisfy the conditions specified in Rule 172 and, as a result thereof, the Purchaser is required to deliver a Prospectus in connection with any disposition of Registrable Securities and take such other actions as may be reasonably necessary to facilitate the registration of the Registrable Securities hereunder; and make available to its security holders, as soon as reasonably practicable, but not later than the Availability Date (as defined below), an earnings statement covering a period of at least twelve (12) months, beginning after the effective date of each Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act, including Rule 158 promulgated thereunder (for the purpose of this subsection 3(i), “Availability Date” means the 45th day following the end of the fourth fiscal quarter that includes the effective date of such Registration Statement, except that, if such fourth fiscal quarter is the last quarter of the Company’s fiscal year, “Availability Date” means the 90th day after the end of such fourth fiscal quarter).

J.	with a view to making available to the holders of the Registrable Securities the benefits of Rule 144 (or its successor rule) and any other rule or regulation of the SEC that may at any time permit the Purchaser to sell shares of Common Stock to the public without registration, the Company covenants and agrees to use commercially reasonable efforts to: (i) make and keep public information available, as those terms are understood and defined in Rule 144, until the earlier of (A) six months after such date as all of the Registrable Securities may be sold without restriction by the holders thereof pursuant to Rule 144 or any other rule of similar effect or (B) such date as all of the Registrable Securities shall have been resold; (ii) file with the SEC in a timely manner (including any applicable extension periods) all reports and other documents required of the Company under the Exchange Act.

IV.	Obligations of the Purchaser.

A.	Purchaser shall furnish in writing to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it, as shall be reasonably required to effect the registration of such Registrable Securities and shall execute such documents in connection with such registration as the Company may reasonably request. At least five (5) Trading Days prior to the first anticipated filing date of any Registration Statement, the Company shall notify each Purchaser of the information the Company requires from Purchaser if Purchaser elects to have any of the Registrable Securities included in the Registration Statement. Purchaser shall provide such information to the Company at least two (2) Trading Days prior to the first anticipated filing date of such Registration Statement if Purchaser elects to have any of the Registrable Securities included in the Registration Statement. The Company shall not be required to include the Registrable Securities of a holder thereof in a Registration Statement and shall not be required to pay any liquidated or other damages under Sections 2(a) or 2(c) hereof to such holder or other Person who fails to furnish to the Company a fully completed selling stockholder questionnaire at least two Trading Days prior to the Filing Date.

B.	Purchaser, by its acceptance of the Registrable Securities agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of a Registration Statement hereunder, unless Purchaser has notified the Company in writing of its election to exclude all of its Registrable Securities from such Registration Statement.

C.	Purchaser agrees that, upon receipt of any notice from the Company of either (i) the commencement of an Allowed Delay pursuant to Section 2(c)(ii) or (ii) the happening of an event pursuant to Section 3(h) hereof, Purchaser will immediately discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities, until the Purchaser is advised by the Company that such dispositions may again be made.

V.	Indemnification.

A.	Indemnification by the Company. The Company will indemnify and hold harmless Purchaser, its affiliates and their respective beneficiaries, trustees, heirs, directors, managers, officers, stockholders, members, partners, employees, agents, successors and assigns, against any losses, claims, damages or liabilities, joint or several, to which they may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon: (i) any untrue statement or alleged untrue statement or omission or alleged omission of any material fact contained in any Registration Statement, any preliminary Prospectus or final Prospectus, or any amendment or supplement thereof; (ii) any blue sky application or other document executed by the Company specifically for that purpose or based upon written information furnished by the Company filed in any state or other jurisdiction in order to qualify any or all of the Registrable Securities under the securities laws thereof (any such application, document or information herein called a “Blue Sky Application”); (iii) the omission or alleged omission to state in a Blue Sky Application a material fact required to be stated therein or necessary to make the statements therein not misleading; (iv) any violation by the Company or its agents of any rule or regulation promulgated under the Securities Act applicable to the Company or its agents and relating to action or inaction required of the Company in connection with such registration; or (v) any failure to register or qualify the Registrable Securities included in any such Registration Statement in any state where the Company or its agents has affirmatively undertaken or agreed in writing that the Company will undertake such registration or qualification on Purchaser’s behalf and will reimburse Purchaser, and each such officer, director or member and each such controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case if and to the extent that any such loss, claim, damage or liability arises out of or is based upon (i) Purchaser’s failure to comply with the prospectus delivery requirements of the Securities Act, (ii) the use by Purchaser of an outdated or defective Prospectus after the Company has notified Purchaser in writing that the Prospectus is outdated or defective, or (iii) an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by such Purchaser or any such controlling person in writing specifically for use in such Registration Statement or Prospectus or Blue Sky Application.

B.	Indemnification by the Purchaser. Purchaser agrees to indemnify and hold harmless, to the fullest extent permitted by law, the Company, its directors, officers, employees, shareholders and each person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expense (including reasonable attorney fees) resulting from (i) Purchaser’s failure to comply with the prospectus delivery requirements of the Securities Act; (ii) the use by Purchaser of an outdated or defective Prospectus after the Company has notified Purchaser in writing that the Prospectus is outdated or defective; or (iii) any untrue statement of a material fact or any omission of a material fact required to be stated in the Registration Statement or Prospectus or preliminary Prospectus or amendment or supplement thereto or in any Blue Sky Application or necessary to make the statements therein not misleading, (A) to the extent, but only to the extent that (1) such untrue statement or omission is contained in any information furnished in writing by Purchaser to the Company specifically for inclusion in such Registration Statement or Prospectus or amendment or supplement thereto or Blue Sky Application or (2) such information relates to Purchaser or Purchaser’s proposed method of distribution of Registrable Securities and was reviewed and expressly approved in writing by Purchaser expressly for use in a Registration Statement (it being understood that the Purchaser has approved Annex A hereto for this purpose), such Prospectus or such form of Prospectus or in any amendment or supplement thereto. In no event shall the liability of Purchaser be greater in amount than the dollar amount of the proceeds (net of all expense paid by such Purchaser in connection with any claim relating to this Section 5 and the amount of any damages Purchaser has otherwise been required to pay by reason of such untrue statement or omission) received by Purchaser upon the sale of the Registrable Securities included in the Registration Statement giving rise to such indemnification obligation, except in the case of fraud or willful misconduct by Purchaser.

C.	Conduct of Indemnification Proceedings. Any person entitled to indemnification hereunder shall (i) give prompt notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided that any person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such person unless (a) the indemnifying party has agreed to pay such fees or expenses, or (b) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such person or (c) in the reasonable judgment of any such person, based upon written advice of its counsel, a conflict of interest exists between such person and the indemnifying party with respect to such claims (in which case, if the person notifies the indemnifying party in writing that such person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such person); and provided, further, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations hereunder, except to the extent that such failure to give notice shall materially adversely affect the indemnifying party in the defense of any such claim or litigation. It is understood that the indemnifying party shall not, in connection with any proceeding in the same jurisdiction, be liable for fees or expenses of more than one separate firm of attorneys at any time for all such indemnified parties. No indemnifying party will, except with the consent of the indemnified party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation.

Subject to the terms of this Agreement, all reasonable fees and expense of an indemnified party (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such proceeding in a manner not inconsistent with this Section 5) shall be paid to the indemnified party, as incurred; provided, that the indemnified party shall promptly reimburse the indemnifying party for that portion of such fees and expenses applicable to such actions for which it is finally judicially determined (not subject to appeal) such indemnified party is not entitled to indemnification hereunder.

D.	Contribution. If for any reason the indemnification provided for in the preceding paragraphs (a) and (b) is unavailable to an indemnified party or insufficient to hold it harmless, other than as expressly specified therein, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnified party and the indemnifying party, as well as any other relevant equitable considerations. No person guilty of fraudulent misrepresentation within the meaning of Section 11(f) of the Securities Act shall be entitled to contribution from any person not guilty of such fraudulent misrepresentation. In no event shall the contribution obligation of Purchaser be greater in amount than the dollar amount of the proceeds (net of all expenses of sale and net of all expenses paid by Purchaser in connection with any claim relating to this Section 5 and the amount of any damages such holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission) received by it upon the sale of the Registrable Securities giving rise to such contribution obligation except in the case of fraud or willful misconduct by such holder.

VI.	Miscellaneous.

A.	Amendments and Waivers. This Agreement may be amended only by a writing signed by the Company and the Purchaser. The Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company shall have obtained the written consent to such amendment, action or omission to act, of the Purchaser.

B.	Notices. All notices and other communications provided for or permitted hereunder shall be made to the addresses set forth on the signature pages hereto.

C.	Assignments and Transfers by Purchaser. The provisions of this Agreement shall be binding upon and inure to the benefit of the Purchaser and its respective successors and assigns. Purchaser may transfer or assign, in whole or from time to time in part, to one or more persons its rights hereunder in connection with the transfer of Registrable Securities by Purchaser to such person, provided that Purchaser complies with all laws applicable thereto and provides written notice of assignment to the Company promptly after such assignment is effected.

D.	Assignments and Transfers by the Company. This Agreement may not be assigned by the Company (whether by operation of law or otherwise) without the prior written consent of the Purchaser; provided, however, that in the event that the Company is a party to a merger, consolidation, share exchange or similar business combination transaction in which the Common Stock is converted into the equity securities of another Person, from and after the effective time of such transaction, such Person shall, by virtue of such transaction, be deemed to have assumed the obligations of the Company hereunder, the term “Company” shall be deemed to refer to such Person and the term “Registrable Securities” shall be deemed to include the securities received by the Purchaser in connection with such transaction unless such securities are otherwise freely tradable by the Purchaser after giving effect to such transaction.

E.	Benefits of the Agreement. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

F.	Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

G.	Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

H.	Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

I.	Further Assurances. The parties shall execute and deliver all such further instruments and documents and take all such other actions as may reasonably be required to carry out the transactions contemplated hereby and to evidence the fulfillment of the agreements herein contained.

J.	Entire Agreement. This Agreement, together with the Subscription Agreement, Transaction Documents and the exhibits and schedules hereto and thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

K.	Governing Law; Consent to Jurisdiction. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. The parties agree that venue for any dispute arising under this Agreement will lie exclusively in the state of federal courts located in the Borough of Manhattan, New York, New York, and the parties irrevocably waive any right to raise forum non conveniens or any other argument that such venue is not the proper venue. The parties irrevocably consent to personal jurisdiction in the state and federal courts in the Borough of Manhattan, New York, New York. The Company and Purchaser consent to process being served in any such Action by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing in this Section 6(k) shall affect or limit any right to serve process in any other manner permitted by law.

L.	Waiver of Jury Trial. IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY.

M.	Saturdays, Sundays, Holidays, etc. If the last or appointed day for taking of any action or the expiration of any right required or granted herein shall not be a Trading Day, then such action may be taken or such right may be exercised on the next succeeding Trading Day.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have caused this Registration Rights Agreement to be duly executed by its authorized signatory as of the date first indicated above.

TRUNITY HOLDINGS, INC.	Address for Notice:
15 Green Street
Newburyport, MA 01950
Attn: Chairman and CEO

By:	/s/ Terry Anderton	Fax:
Terry Anderton
Chairman and CEO

With a copy to (which shall not constitute notice):

Carton Fields P.A.

Robert B. Macaulay, Esq.

Miami Tower

100 SE Second Street, Suite 4200

Miami, FL 33131

Fax: (305) 530-0055

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

SIGNATURE PAGE FOR PURCHASER FOLLOWS]

IN WITNESS WHEREOF, the undersigned has caused this Registration Rights Agreement to be duly executed by its authorized signatories as of the date first indicated above.

PAN-AFRICAN INVESTMENT COMPANY, LLC

By: /s/ Dana M. Reed
Name: Dana M. Reed
Its: Co-Chief Executive Officer

Address for Notice:

Pan-African Investment Company, LLC

52 Vanderbilt Avenue, Suite 401

New York, NY 10017

Facsimile:     (212) 425-4199

Attention:     Dana M. Reed, Co-CEO

With a copy (which shall not constitute notice) to:

Reed Smith, LLP

599 Lexington Avenue, 22nd Floor

New York, New York 10022

Telephone:    (212) 549-0378

Facsimile:      (212) 521-5450

Attention:     Yvan Claude Pierre, Esq.

[Registration Rights Agreement]